UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2023

GOLD ROCK HOLDINGS, INC.

(Name of Small Business Issuer in its charter)

Nevada	000-51074	87-0434297
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

    2020 General Booth Blvd.
Suite 230
 Virginia Beach, VA 23454

(Address of principal executive offices)

Registrant’s telephone number: (757) 306-6090

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01- Entry Into a Material Definitive Agreement

On August 28, 2023, Gold Rock Holdings, Inc. (GRHI) entered into a non-binding Memorandum of Understanding (MOU) with Loot8, LLC. a Nevada Limited Liabilty Corporation (GRHI and Loot8, LLC referred to hereinafter as the “Parties”)..

The MOU outlines general terms and conditions for GRHI to pusue the possible acquistion of certain assets held by Loot8, LLC. And, Loot8 desires to sell certain assets to GRHI. It is agreed upon that if negoations become successful upon completing necessary due diligence and verfiications, the parties would proceed accordingly with a definative agreement on cerrtain assets within 90-days of signing the MOU.

Loot8, an innovative enterprise-level content management platform, is redefining digital collectibles and fan experiences in the Web3 era. Integrating a suite of advanced tools, the platform offers unique benefits like product drops, venue interactions, and sustained fan engagement. Available in the App Store, Google Play Store and in the browser, Loot8 seamlessly bridges Web2 and Web3, providing a secure SaaS-like transition into the future of digital content. With its ability to merge digital collectibles with real-world experiences, it’s adaptable across events like concerts, conferences and sports.

Financial  Item 9.01 -Financial Statements and Exhibits.

(a) Financial statements of business acquired. Not applicable.

(b) Pro forma financial information. Not applicable.

(c) Shell company transactions. Not applicable.

(d) Exhibits.

Number	Description
10.1+	Non-binding Memorandum of Understanding (MOU)

+Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2023	Gold Rock Holdings, Inc.

By /s/ Richard Kaiser
Director/ CFO